Exhibit 10.53

Execution Version

WARRANT REPURCHASE AGREEMENT

THIS WARRANT REPURCHASE AGREEMENT (this “Agreement”), dated as of April 20, 2005, is among Warner Music Group Corp., a Delaware corporation formerly known as WMG Parent Corp. (the “Company”), and Historic TW Inc., a Delaware corporation (“Historic TW”).

WHEREAS, the Company, WMG Holdings Corp., a Delaware corporation and a wholly owned subsidiary of the Company, and Historic TW are parties to the Warrant Agreement (Three-Year Warrants), dated February 29, 2004 (the “Warrant Agreement”).

WHEREAS, the Company has agreed to purchase and Historic TW has agreed to sell all of the Warrants (the “Repurchase”), in each case in accordance with the terms set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

Section 1.  Definitions.

(a)  For purposes of this Agreement, the following terms and any other terms defined herein shall have the meanings set forth herein:

“Effective Time” means the time of closing of the Initial Public Offering.

“Initial Public Offering” means the initial public offering of the common stock pursuant to the Company’s registration statement on Form S-1, Registration No. 333-123249.

“Net Per Share Price” means the initial public offering price per share pursuant to the Initial Public Offering, net of underwriters’ discounts.

“Purchase Price” means a cash amount equal to (1) the total number of shares of common stock of the Company into which all of the Warrants are exercisable immediately preceding the Effective Time (based on an exercise of the Warrants on a net basis pursuant to the second sentence of Section 5(c) of the Warrant Agreement) multiplied by the Net Per Share Price plus (2) $16,000,000.00 (of which $15,076,523.31 represents the amount due pursuant to Section 9(a) of the Warrant Agreement and the remainder represents an additional payment).  The total number of shares of common stock of the Company into which the Warrants are exercisable, the Exercise Price, the Dilution Credits and the Floor Debits shall be determined after taking into account all events occurring prior to or at the Effective Time that require any adjustment to any of the foregoing pursuant to Section 9 or 10, or any other provision, of the Warrant Agreement; provided that, (x) any dividend or distribution by any Purchaser Entity with respect to any Component which is declared prior to or at the Effective Time (and still pending and unpaid immediately prior to or at the Effective Time) shall be deemed to have been paid and received by the Investors, to the extent entitled to such dividend or distribution, immediately prior to the Effective Time and (y) any redemption or repurchase of any Investor Shares by any Purchaser

Entity (excluding any redemption or repurchase of any Investor Shares effected in connection with the Initial Public Offering so long as the redemption price or purchase price per share of common stock of the Company does not exceed the Net Per Share Price) which is pursuant to the terms of any agreement which has been entered into prior to or at the Effective Time (and still pending and not consummated immediately prior to or at the Effective Time) shall be deemed to have been consummated immediately prior to the Effective Time.  For purposes of the second sentence of Section 5(c) of the Warrant Agreement (including calculation of the Exercise Price), the Fair Market Value per share of common stock of the Company shall be assumed to be equal to the initial public offering price per share pursuant to the Initial Public Offering.

(b)  Capitalized terms used in this Agreement that are defined in the Warrant Agreement and not defined herein shall have the meaning assigned to such terms in the Warrant Agreement.

Section 2.  Repurchase.

(a)  Upon the terms and subject to the conditions of this Agreement, (i) at the Effective Time, Historic TW shall deliver to the Company (or, if the Company so requests, to the offices of Simpson Thacher & Bartlett at which the closing of the Initial Public Offering is planned to occur) for cancellation all of the Warrants and transfer forms attached thereto, endorsed in blank or in favor of the Company, duly executed by Historic TW and (ii) within one business day after the Effective Time, the Company shall pay the Purchase Price to Historic TW by wire transfer of immediately available funds.

(b)  Subject to the satisfaction or waiver of the conditions set forth in Section 6, Historic TW acknowledges and agrees that, at the Effective Time, (i) the Warrants shall be cancelled (and, for the avoidance of doubt, Historic TW shall have no further rights under and shall not be able to exercise any of the Warrants, which shall be deemed expired), (ii) the Warrants shall be deemed to have been exercised for purposes of the MMT Warrants (and, for the avoidance of doubt, Historic TW shall have no further rights under and shall not be able to exercise any of the MMT Warrants, which shall be deemed expired) and (iii) Historic TW shall cease to be a party to, and have any rights under, the Stockholders Agreement (including the right to request that any shares of common stock of the Company that it may have been entitled to upon exercise of the Warrants be included in any registration statement, but excluding Historic TW’s rights under Section 6.4 of the Stockholders Agreement which shall survive), and shall, as of the date hereof, be deemed to have withdrawn its request, dated March 29, 2005, to have any such shares included in the registration statement relating to the Initial Public Offering.

(c)  Prior to and after the closing of the Initial Public Offering, each of the parties shall use its reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable, and to execute and deliver such documents and other papers, as may be reasonably requested by the other party hereto in order to consummate and evidence the Repurchase and the expiration and cancellation of the MMT Warrants.

Section 3.  Representations and Warranties of the Company.  The Company hereby represents and warrants, on the date hereof and on the date that the Initial Public Offering is consummated, as follows:

(a)  The Company is validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

(b)  The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder have been duly authorized by all necessary corporate or similar action.

(c)  This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid, binding and enforceable obligation of the Company, except to the extent limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application related to the enforcement of creditor’s rights generally and (ii) general principles of equity.

(d)  The execution, delivery and performance by the Company of this Agreement do not and will not (i) violate, conflict with or result in the breach of any provision of the certificate of incorporation or bylaws or any resolution adopted by the board of directors or stockholders of the Company, (ii) conflict with or violate any law, regulation, order, writ, judgment, injunction, decree or other stipulation or award applicable to the Company or any of its assets or properties or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent or the giving of any notice under, or give to others any right to purchase or sell assets or securities or to exercise any remedy or modify any obligation under, or any rights of termination, amendment or acceleration of, or result in the creation of any lien or encumbrance on any of the assets or properties of the Company pursuant to, any agreement, contract or other instrument binding upon the Company or by which or any of its assets or properties is bound or affected except, in the case of clauses (ii) and (iii), for any such consent that has been obtained or will be obtained prior to the closing of the Initial Public Offering and for any such conflict, violation, breach, default, right of termination, amendment or acceleration or lien or encumbrance as has not had and could not reasonably be expected to have, in each case, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the Company and its subsidiaries, taken as a whole.

(e)  The Company has not, directly or indirectly, dealt with any person acting in the capacity of a finder or broker, nor has the Company incurred any obligation for any finder’s or broker’s fee or commission, in connection with the transactions contemplated by this Agreement.

Section 4.  Representations and Warranties of Historic TW.  Historic TW hereby represents and warrants, on the date hereof and on the date that the Initial Public Offering is consummated, as follows:

(a)  Historic TW is validly existing and in good standing under the laws of its state of incorporation and has the requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

(b)  The execution and delivery by Historic TW of this Agreement and the performance by Historic TW of its obligations hereunder have been duly authorized by all necessary corporate or similar action.

(c)  This Agreement has been duly executed and delivered by Historic TW and constitutes a legal, valid, binding and enforceable obligation of Historic TW, except to the extent limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application related to the enforcement of creditor’s rights generally and (ii) general principles of equity.

(d)  The execution, delivery and performance by Historic TW of this Agreement do not and will not (i) violate, conflict with or result in the breach of any provision of the certificate of incorporation or bylaws or any resolution adopted by the board of directors or stockholders of Historic TW, (ii) conflict with or violate any law, regulation, order, writ, judgment, injunction, decree or other stipulation or award applicable to Historic TW or any of its assets or properties or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent or the giving of any notice under, or give to others any right to purchase or sell assets or securities or to exercise any remedy or modify any obligation under, or any rights of termination, amendment or acceleration of, or result in the creation of any lien or encumbrance on any of the assets or properties of Historic TW pursuant to, any agreement, contract or other instrument binding upon Historic TW or by which or any of its assets or properties is bound or affected except, in the case of clauses (ii) and (iii), for any such conflict, violation, breach, default, right of termination, amendment or acceleration or lien or encumbrance as has not had and could not reasonably be expected to have, in each case, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of Historic TW and its subsidiaries, taken as a whole.

(e)  Historic TW has good and marketable title to, and is the sole registered and beneficial owner of, all of the Warrants, free and clear of all liens, claims, options, proxies, voting agreements, security interests, charges and encumbrances (other than the Warrant Agreement and the Stockholders Agreement), and has the complete and unrestricted power to transfer, assign and deliver the Warrants to the Company, and upon the transfer of the Warrants to the Company as provided herein, the Company will acquire the Warrants, free and clear of all liens, claims, options, proxies, voting agreements, security interests, charges and encumbrances (other than the Stockholders Agreement).  The Warrants have not been exercised, in whole or in part.  Historic TW further agrees that, unless this Agreement has been terminated, the Warrants will not and may not be transferred (other than to the Company pursuant to this Agreement) or exercised, in whole or in part, and that any such attempted transfer or exercise shall be null and void ab initio.

(f)  Historic TW has good and marketable title to, and is the sole registered and beneficial owner of, all of the MMT Warrants, free and clear of all liens, claims, options, proxies, voting agreements, security interests, charges and encumbrances (other than the Stockholders Agreement), and has the complete and unrestricted power to acknowledge and agree that, upon the Effective Time, the MMT Warrants are no longer exercisable and are null and void.  Historic TW further agrees that, unless this Agreement has been terminated, the MMT

Warrants will not and may not be transferred, in whole or in part, and that any such attempted transfer shall be null and void ab initio.

(g)  Historic TW and its representatives have been given the opportunity to ask questions of, and to receive answers from, the Company and its representatives concerning the business affairs, financial condition and other information relating to the Company and to obtain any additional information which Historic TW or its representatives deem necessary.

(h)  Historic TW has not, directly or indirectly, dealt with any person acting in the capacity of a finder or broker, nor has Historic TW incurred any obligation for any finder’s or broker’s fee or commission, in connection with the transactions contemplated by this Agreement.

Section 5.  Termination.  This Agreement may be terminated by either party, upon written notice to the other, if the Initial Public Offering shall not have been consummated by 120 days of the date of this Agreement.

Section 6.  Conditions to Closing.  The respective obligations of the parties to effect the Repurchase are subject to the prior satisfaction of, in addition to any other condition set forth herein, (i) the closing of the Initial Public Offering,  (ii) the condition that the representations and warranties of the other party set forth in this Agreement shall be true and correct and (iii) the condition that at the Effective Time the common stock of the Company is the sole Component.

Section 7.  Notices.  Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or fax number as set forth below or as subsequently modified by written notice.

(a) If to the Company :

Warner Music Group Corp.
75 Rockefeller Plaza
New York, NY 10019
Fax: (212)-275-3601
Attention: General Counsel

with a copy to:

Ropes & Gray LLP
One International Place
Boston, MA 02110
Fax: (617)-951-7050
Attention: Alfred Rose, Esq.

and to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Fax: (212)-455-2502
Attention:	John G. Finley, Esq.
Ed Chung, Esq.

(b) If to Historic TW:

c/o Time Warner Inc.
One Time Warner Center
New York, NY 10019
Fax: (212) 484-7278
Attention: Deputy General Counsel

with a copy to:

Cravath Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019
Fax: (212)-474-3700
Attention: Richard Hall, Esq.

Section 8.  Specific Performance.  The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof.

Section 9.  Entire Agreement; Amendments.  This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings (whether oral or written) among the parties with respect to the subject matter hereof.  This Agreement may not be amended without the written consent of each party hereto.

Section 10.  Successors; Assignment.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any party without the prior written consent of the other party.

Section 11.  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

Section 12.  Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

WARNER MUSIC GROUP CORP.

by
/s/ Michael D. Fleisher
Name: Michael D. Fleisher
Title: EVP and CFO

HISTORIC TW INC.

by
/s/ Spencer B. Hays
Name: Spencer B. Hays
Title: Senior Vice President